Exhibit 10.3

Execution Copy

SIXTH AMENDMENT TO CREDIT AGREEMENT

AND

CONSENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”) is made and entered into as of July 3, 2018, by and among (i) FRONTIER COMMUNICATIONS CORPORATION (the “Borrower”), (ii) COBANK, ACB, as Administrative Agent (the “Administrative Agent”), and (iii) the Lenders and Voting Participants under the Credit Agreement defined below that have executed this Amendment. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement defined below.

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of June 2, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of October 3, 2014, that certain Second Amendment to Credit Agreement, dated as of March 5, 2015, that certain Third Amendment and Waiver to Credit Agreement, dated as of March 30, 2016, that certain Fourth Amendment to Credit Agreement, dated as of March 29, 2017, and that certain Fifth Amendment to Credit Agreement, dated as of January 25, 2018 and as it may be further amended, restated, amended and restated, modified, supplemented or extended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Amended and Restated Pledge Agreement, dated as of May 2, 2017 (as amended, restated, amended and restated, modified and supplemented from time to time prior to the date hereof, the “Existing Pledge Agreement”), by and among each Pledgor (as defined therein) party thereto from time to time (the “Existing Pledgors”), the Collateral Agent (as defined therein), the Administrative Agent and the other Secured Representatives (as defined therein) party thereto, the Existing Pledgors have granted to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in the Pledged Collateral (as defined therein); and

WHEREAS, pursuant to that certain Security Agreement, dated as of August 14, 2017 (as amended, restated, amended and restated, modified and supplemented from time to time, the “Newco Security Agreement”), by and among Newco West Holdings LLC, a Delaware limited liability company (“Newco West”), the Collateral Agent, the Administrative Agent and the other Secured Representatives (as defined therein) party thereto, Newco West has granted to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in substantially all of its assets to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, pursuant to that certain Guaranty Agreement, dated as of May 2, 2017 (as amended by that certain Accession Agreement dated as of October 16, 2017 (the “TCI Accession”), and as further amended, restated, amended and restated, modified and supplemented from time to time, the “Guaranty Agreement”), TCI Equipment LLC, a Delaware limited liability company (“TCI Guarantor”) has guaranteed, among other things, the payment and performance of all of the Secured Obligations; and

WHEREAS, the Borrower, Newco West, TCI Guarantor and the Existing Pledgors, as applicable, have requested that on the Sixth Amendment Effective Date (as defined below) the following modifications, among others, be made with respect to the guarantees and Liens securing the Secured Obligations (collectively, the “Collateral Modification”): (i) the Newco Security Agreement be terminated and the Liens granted pursuant thereto be released, (ii) all of the Existing Pledgors (except for the Borrower) (the “Released Pledgors”) be released from all of their obligations under the Existing Pledge Agreement and the Collateral Agent’s Liens on and in all of the Collateral granted by the Released Pledgors pursuant thereto be released, (iii) the Collateral Agent accept certain replacement Collateral by (x) amending and restating the Existing Pledge Agreement and (y) entering into a new security agreement by Frontier Video Services Inc., a Delaware corporation (“Frontier Video”), in favor of the Collateral Agent for the benefit of the Secured Parties and (iv) TCI Guarantor cease to be a Guarantor under the Loan Documents and be released from all of its obligations under the Guaranty Agreement, in each case, as more fully set forth below; and

WHEREAS, pursuant to Sections 10.13 (Authorization to Release Collateral) and 11.1 (Modifications, Amendments or Waivers) of the Credit Agreement, the Lenders and the Voting Participants constituting the Requisite Lenders may authorize the Administrative Agent to make, or consent to making, the Collateral Modifications and other amendments, releases and consents set forth in Sections 1 and 2; and

WHEREAS, the Lenders and the Voting Participants party to this Amendment (each, a “Consenting Lender”), being Lenders and Voting Participants constituting Requisite Lenders, have agreed to amend the Credit Agreement in the manner set forth below in Section 1 and have agreed to the Collateral Modifications and provided the consents set forth in Section 2.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment, each of the Borrower, the Administrative Agent, the Lenders and Voting Participants party hereto, being Lenders and Voting Participants constituting Requisite Lenders, hereby agree and direct as follows:

SECTION 1. Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 3, the Credit Agreement is hereby amended as follows: Section 1.1 (Certain Definitions) of the Credit Agreement is hereby amended by amending and restating the following definitions so that they read in their entirety as follows:

“Adjusted LIBOR Rate” means for the Interest Period for any LIBOR Rate Loan, an interest rate per annum (rounded upward, if necessary, to the next whole multiple of 1/100 of 1%) equal to (i) the LIBOR Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate for such Interest Period; provided that, in no event shall the Alternate LIBOR Rate be less than 0.00%.

“Collateral Documents” means, collectively, the Pledge Agreement, the Security Agreement, the Intercreditor Agreements (if any) and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, financing statements and all other written matter whether heretofore, now or hereafter executed by the Borrower or any of its Subsidiaries and delivered to the Administrative Agent.

“Net Proceeds” has the meaning given to such term in the 2017 JPMC Credit Facility (as in effect on the Sixth Amendment Effective Date).

“Pledge Agreement” means that certain Second Amended and Restated Pledge Agreement, dated as of July 3, 2018, by and among the Pledgors party thereto, the Collateral Agent, the Administrative Agent and the other Secured Representatives (as defined in the Pledge Agreement) party thereto, as may be amended, restated, amended and restated, supplemented, re-affirmed or otherwise modified from time to time.

“Pledged Subsidiary” means any Subsidiary whose issued and outstanding equity interests are pledged pursuant to the Pledge Agreement. As of the Sixth Amendment Effective Date, the Pledged Subsidiaries means those entities listed on Schedule B.

“Pledgor” means the Borrower and each Subsidiary of the Borrower that has pledged Pledged Collateral pursuant to the Pledge Agreement. As of the Sixth Amendment Effective Date, the Pledgor means the Borrower.

“Security Agreement” means that certain Security Agreement, dated as of July 3, 2018, by and among Frontier Video Services Inc., a Delaware corporation, the Collateral Agent, the Administrative Agent and the other Secured Representatives (as defined in the Security Agreement) party thereto, as may be amended, restated, amended and restated, supplemented, re-affirmed or otherwise modified from time to time.

(B) Section 1.1 (Certain Definitions) of the Credit Agreement is hereby amended by adding the following new definitions to read in their entirety as follows:

“Sixth Amendment” shall mean that certain Sixth Amendment to Credit Agreement and Consent, dated as of July 3, 2018 by and among Borrower, the Lenders party thereto, and the Administrative Agent.

“Sixth Amendment Effective Date” has the meaning assigned to such term in the Sixth Amendment.

“Specified Subsidiary” means each Pledged Subsidiary immediately prior to the Sixth Amendment Effective Date.

(C) Section 7.1 (Liens; Restrictions on Sales of Receivables) of the Credit Agreement is hereby amended so that it reads in its entirety as follows

Section 7.1 Liens; Restrictions on Sales of Receivables. Create, incur, assume, or suffer to exist, or permit any of the Subsidiaries to create, incur, assume, or suffer to exist, any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness of the Borrower or any such Subsidiary, or sell or assign any accounts receivable in connection with a financing or factoring transaction (other than in the ordinary course of business), other than: (a) Liens listed on Schedule 7.1 and Liens securing any Indebtedness incurred to refinance, refund, renew or extend any Indebtedness secured by Liens listed on Schedule 7.1 to the extent not increasing the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable fees and expense in connection with such refinancing, refunding, renewal or extension so long as the Liens securing such Indebtedness shall be limited to all or part of the same property that secured the Indebtedness refinanced, refunded, renewed or extended (and improvements on and proceeds from such property); (b) pledges or deposits to secure the utility obligations of the Borrower incurred in the ordinary course of business; (c) Liens upon or in property now owned or hereafter acquired to secure Indebtedness incurred (1) solely for the purpose of financing the acquisition, construction, lease or improvement of such property, provided that such Indebtedness shall not exceed the fair market value of the property being acquired, constructed, leased or improved or (2) to refinance, refund, renew or extend any Indebtedness described in subclause (1) to the extent not increasing the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable fees and expense in connection with such refinancing, refunding, renewal or extension so long as the Liens securing such Indebtedness shall be limited to all or part of the same property that secured the Indebtedness refinanced, refunded, renewed or extended (and improvements on and proceeds from such property); (d) Liens on the assets of any Person merged or consolidated with or into (in accordance with Section 7.4) or acquired by the Borrower or any Subsidiary that were in effect at the time of such merger, consolidation or acquisition and Liens securing any Indebtedness incurred to refinance, refund, renew or extend any Indebtedness secured by Liens described in this clause (d) to the extent not increasing the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable fees and expense in connection with such refinancing, refunding, renewal or extension so long as the Liens securing such Indebtedness shall be limited to all or part of the same property that secured the Indebtedness refinanced, refunded, renewed or extended (and improvements on and proceeds from such property); (e) Liens for taxes, assessments and governmental charges or levies, which are not yet due or which are being contested in good faith by appropriate proceedings; (f) Liens securing Indebtedness of the Borrower or any Subsidiary to the Rural Electrification Administration or the Rural Utilities Service (or any successor to any such agency) in an aggregate principal amount outstanding at any time not to exceed $50,000,000; (g) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s or other like Liens arising in the ordinary course of business relating to obligations not overdue for a period of more than 60 days or which are bonded or being contested in good faith by appropriate proceedings; (h) pledges or deposits in connection with workers’ compensation laws or similar legislation or to secure public or statutory obligations; (i) Liens or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (j) easements, rights of way, restrictions and other encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of business; (k) restrictions by Governmental Authorities on the operations, business or assets of the Borrower or its Subsidiaries that are customary in the Borrower’s and its Subsidiaries’ businesses; (l) [reserved]; (m) Liens securing Refinancing Notes and Refinancing Indebtedness which refinances Refinancing Notes; (n) Liens securing (i) Indebtedness incurred pursuant to the 2016 CoBank Credit Agreement, (ii) Indebtedness incurred pursuant to the JPMC Revolving Commitment (including Replacement Revolving Loans and Revolving Loans that are Extended Loans) and JPMC Term Commitment (including Refinancing Term Loans and Term Loans that are Extended Loans) under the 2017 JPMC Credit Facility (as in effect on the Fourth Amendment Closing Date), (iii) Incremental Indebtedness in an aggregate amount incurred after the Fifth Amendment Closing Date (together with the aggregate amount of any Incremental Equivalent Indebtedness incurred after the Fifth Amendment Closing Date) not to exceed the Incremental Amount so long as immediately before and immediately after giving effect to the establishment of such Incremental Indebtedness, on a Pro Forma Basis, the First Lien Leverage Ratio does not exceed the maximum First Lien Leverage Ratio permitted under Section 8.1 as of the last day of the most recently-ended fiscal quarter and (iv) Refinancing Indebtedness which refinances any Indebtedness of a type referred to in subclauses (i), (ii) or (iii) of this clause (n), in each case pursuant to this clause (n) so long as such Liens equally and ratably secure the Obligations pursuant to a Permitted First Lien Intercreditor Agreement; (o) Liens created under the Loan Documents securing the Secured Obligations and Refinancing Indebtedness in respect thereof; (p) Liens securing any letter of credit facility or similar facility of the Borrower or any of its Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $75,000,000, so long as either (i) such Liens equally and ratably secure the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or (ii) on or prior to the date 90 days after the Fifth Amendment Date, such Liens are on cash collateral provided to the issuer or lender under such letter of credit facility; (q) Liens on the Collateral that secure Incremental Equivalent Indebtedness and Refinancing Indebtedness which refinances Incremental Equivalent Indebtedness so long as immediately before and immediately after giving effect to the establishment of such Incremental Equivalent Indebtedness, on a Pro Forma Basis, the First Lien Leverage Ratio does not exceed the maximum First Lien Leverage Ratio permitted under Section 8.1 as of the last day of the most recently-ended fiscal quarter; provided that the Liens securing such Indebtedness shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable; and (r) Liens on the Collateral securing any other Indebtedness permitted to be incurred under this Agreement; provided that the Liens securing any such other Indebtedness shall be junior to the Liens on the Collateral securing the Term Loans pursuant to a Permitted Junior Intercreditor Agreement. Notwithstanding the foregoing, in no event shall Borrower create, incur, assume, or suffer to exist, or permit any of the Subsidiaries to create, incur, assume or suffer to exist, any Lien on the property or equity interests of any Specified Subsidiary pursuant to clauses (m), (n), (p) or (q) above, unless such property or equity interests of such Specified Subsidiary constitute Collateral securing the Secured Obligations and such Liens are otherwise permitted under this Section 7.1.

(D) Upon the Sixth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended by amending and restating Schedule A (Guarantors) and Schedule B (Pledged Subsidiaries) and and replacing it with the new Schedule A (Guarantors) and Schedule B (Pledged Subsidiaries) attached hereto.

SECTION 2. Consents and Releases.

(A) Upon the Sixth Amendment Effective Date, each Consenting Lender hereby consents to the Administrative Agent, as a Secured Representative, providing its consent and direction to the Collateral Agent to release all Liens in the assets of Newco West granted pursuant to the Newco Security Agreement, and such Newco Security Agreement shall be automatically and immediately terminated and of no further force and effect without any further action by any of the parties thereto.

(B) Upon the Sixth Amendment Effective Date, each Consenting Lender hereby consents to the Administrative Agent, as a Secured Representative, providing its consent and direction to the Collateral Agent to release all Liens in the assets of the Released Pledgors granted pursuant to the Existing Pledge Agreement.

(C) Upon the Sixth Amendment Effective Date, each Consenting Lender hereby consents to the Administrative Agent, as a Secured Representative, providing its consent and direction to the Collateral Agent to release TCI Guarantor from all obligations under the Loan Documents and of all guarantees executed by TCI Guarantor in favor of the administrative agent of the 2017 JPM Credit Facility for the benefit of the Secured Parties pursuant to the Guaranty Agreement, and the TCI Accession shall be automatically and immediately terminated and of no further force and effect without any further action by any of the parties thereto.

(D) Upon the Sixth Amendment Effective Date, each Consenting Lender, hereby consents to the Administrative Agent, as a Secured Representative, providing its consent and direction to the Collateral Agent to execute and deliver all documents and instruments and take such other actions (including filing of termination statements and other releases and return of possessory collateral) as is necessary or advisable in the Collateral Agent’s reasonable judgment to evidence the releases set forth in Sections 2(A), 2(B) and 2(C).

(E) Upon the Sixth Amendment Effective Date, each Consenting Lender, hereby consents to the following transactions: (i) Newco West making a special equity dividend of (x) Frontier Florida LLC, a Florida limited liability company, and (y) Frontier Southwest Incorporated, a Delaware corporation, to the Borrower, (ii) Citizens NEWTEL, L.L.C., a Delaware limited liability company, making a special equity dividend of Citizens Telecommunications Company of Tennessee L.L.C., a Delaware limited liability company, to the Borrower, and (iii) Frontier Subsidiary Teleco LLC, a Delaware limited liability company, making a special equity dividend of (x) Frontier Communications of Iowa, LLC, an Iowa limited liability company, and (y) Frontier Communications of Wisconsin LLC, a Wisconsin limited liability company, to the Borrower (clauses (i) through (iii), collectively, the “Internal Reorganization”).

SECTION 3. Conditions to Effectiveness. Sections 1 and 2 shall become effective on the date (such date, if any, the “Sixth Amendment Effective Date”) that the following conditions have been satisfied:

(A) Executed Counterparts. The Administrative Agent shall have received from the Borrower, each Guarantor, the Administrative Agent and Lenders and Voting Participants constituting Requisite Lenders (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Amendment;

(B) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower confirming compliance with the conditions set forth in Sections 3(E) and (F);

(C) Legal Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Sixth Amendment Effective Date) of (i) Mark D. Nielsen, Esq., Executive Vice President and Chief Legal Officer of the Borrower and (ii) Kirkland & Ellis LLP, counsel to the Borrower, in each case, covering such matters relating to the Borrower and this Amendment, and the Collateral Modification, as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent);

(D) Corporate Documents. The Administrative Agent shall have received (i) a recently dated certificate as to the good standing of the Borrower under the laws of its jurisdiction, and (ii) a certificate of the secretary or assistant secretary of the Borrower certifying (x) that attached thereto are true and complete copies of (1) the certificate of incorporation of the Borrower, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (2) the bylaws of the Borrower as in effect on the Sixth Amendment Effective Date, and (3) the resolutions of the board of directors of the Borrower authorizing the amendments contemplated hereunder, the execution, delivery and performance of this Amendment and the other Loan Documents to which the Borrower is contemplated to be a party, and (y) as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents;

(E) Representations and Warranties. The representations and warranties in Article V of the Credit Agreement shall be true and correct in all material respects as of the Sixth Amendment Effective Date (except in the case of any such representations and warranty that expressly relates to an earlier given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective earlier date or respective period, as the case may be, and, to the extent such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations shall be true and correct in all respects);

(F) No Default. No Default shall have occurred and be continuing;

(G) Pledge Agreement. The Administrative Agent shall have received a counterpart of the Second Amended and Restated Pledge Agreement in substantially the form of the second amended and restated pledge agreement attached hereto as Exhibit 1 (the “New Pledge Agreement”) properly executed by each Pledgor party thereto and all documents and instruments required to create and perfect the Collateral Agent’s Liens in the Collateral set forth therein shall have been executed and delivered and, if applicable, be in proper form for filing;

(H) Security Agreement. The Administrative Agent shall have received a counterpart of the Security Agreement in substantially the form of the security agreement attached hereto as Exhibit 2 (the “New Security Agreement”) properly executed by Frontier Video and all documents and instruments required to create and perfect the Collateral Agent’s Liens in the Collateral set forth therein shall have been executed and delivered and, if applicable, be in proper form for filing;

(I) Collateral and Guarantee Requirement.

(i) The Administrative Agent shall have received satisfactory confirmation that the Collateral Agent shall have received all certificates or instruments evidencing the issued and outstanding equity interests of each Pledged Subsidiary under the New Pledge Agreement and listed on Schedule B (each, a “New Pledged Subsidiary”) and required to be pledged on the Sixth Amendment Effective Date, accompanied by stock powers undated and endorsed in blank (or arrangements reasonably satisfactory to the Administrative Agent and the Collateral Agent shall have been made for the foregoing);

(ii) the Administrative Agent shall have received satisfactory confirmation that the Collateral Agent shall have received UCC financing statements identifying (x) the Borrower as the debtor and the Collateral Agent as the secured party, with the description of the collateral limited to the collateral granted pursuant to the New Pledge Agreement, and (y) Frontier Video as the debtor and the Collateral Agent as the secured party, in each case in appropriate form for filing under the UCC;

(iii) the Administrative Agent shall have received the results of recent UCC, tax and judgment Lien searches with respect to the Borrower, Frontier Video and each New Pledged Subsidiary, and such searches shall reveal no Liens except for Liens permitted under the Credit Agreement or to be discharged on the Sixth Amendment Effective Date (or with respect to which arrangements reasonably satisfactory to the Administrative Agent shall have been made to discharge such Liens); and

(iv) the Administrative Agent shall have received satisfactory confirmation that the Collateral Agent shall have a valid and perfected Lien, for the benefit of the Secured Parties, in the Pledged Collateral (as defined in the New Pledge Agreement) pursuant to the New Pledge Agreement to the extent perfection of such Lien can be obtained by filing a Uniform Commercial Code financing statement or possession (subject to clause (I)(i) above).

(J) Fees. The Administrative Agent shall have received, (i) for distribution to each Consenting Lender holding Term Loans on the Sixth Amendment Effective Date (immediately prior to giving effect to the amendments, releases and consent contemplated to occur on the Sixth Amendment Effective Date) who unconditionally submits an executed signature page hereto prior to June 28, 2018, at 5:00 p.m. (New York time), an amendment fee equal to 0.05% of the aggregate principal amount of such Consenting Lender’s Term Loans outstanding on the Sixth Amendment Effective Date (immediately prior to giving effect to the amendments, releases and consent contemplated to occur on the Sixth Amendment Effective Date), which fee shall be non-refundable and fully earned and payable on the Sixth Amendment Effective Date, and (ii) without duplication of any fees paid pursuant to clause (i) above, all fees required to be paid under that certain Engagement and Fee Letter, dated June 26, 2018, from CoBank, ACB to the Borrower, and all expenses required to be paid or reimbursed under such Engagement and Fee Letter and under Section 11.3 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, for which invoices have been presented a reasonable period of time prior to the Sixth Amendment Effective Date.

SECTION 4. No Novation. This Amendment shall not constitute a novation of the Obligations, the Credit Agreement or any other Loan Document.

SECTION 5. Effect of Amendment. All references to the Credit Agreement in the Credit Agreement or in any other Loan Document shall be deemed a reference to the Credit Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Credit Agreement or the other Loan Documents, and the Credit Agreement and the other Loan Documents shall remain in full force and effect. Except as expressly provided in this Amendment, this Amendment shall be governed by the terms and provisions of the Credit Agreement. This Amendment shall be considered a “Loan Document” under the Credit Agreement.

SECTION 6. Reaffirmation. Each Loan Party and each Pledgor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and thereof and consents to the terms and conditions hereof and the transactions contemplated thereby. Each Guarantor (except for TCI Guarantor who shall be released from its obligations under the Guaranty Agreement pursuant to Section 2(C)) hereby (a) affirms and confirms its guarantees and other commitments under the Guaranty Agreement and (b) agrees that the Guaranty Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to guarantee the Obligations. Other than the Newco Security Agreement which is terminated pursuant to the terms of this Agreement and the Existing Pledge Agreement which is amended and restated pursuant to the terms of this Agreement and the New Pledge Agreement, the other Collateral Documents and all of the Collateral described therein (other than with respect to the assets of Newco West and the Released Pledgors as released pursuant to terms of this Amendment) do and shall continue to secure the payment of all Secured Obligations, and the Borrower confirms and reaffirms its prior grant of Liens under the Collateral Documents, which shall continue in full force and effect after giving effect to this Agreement.

SECTION 7. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders as follows:

(A) The Borrower’s execution, delivery and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary action and do not violate or create a default under (i) law, (ii) its constituent documents, or (iii) any contractual provision binding upon it, except to the extent (in the case of violations or defaults described under clauses (i) or (iii)) such violation or default would not reasonably be expected to result in a Material Adverse Effect and would not have an adverse effect on the validity, binding effect or enforceability of this Amendment or any other Loan Documents and would not materially adversely affect any of the rights of the Administrative Agent or any Lender under or in connection with this Amendment or any other Loan Documents. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity, including an implied covenant of good faith and fair dealing).

(B) No Governmental Approvals are required in connection with the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations hereunder.

(C) Before and after giving effect to this Amendment: (i) the representations and warranties of the Borrower set forth in Article V (Representations and Warranties) of the Credit Agreement are true and correct in all material respects (except in the case of any such representations and warranty that expressly relates to an earlier given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective earlier date or respective period, as the case may be, and, to the extent such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations shall be true and correct in all respects) and (ii) no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

SECTION 8. Expenses. Subject to the terms of Section 11.3 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, the Borrower hereby agrees to pay the Administrative Agent on demand, all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, including, without limitation, the reasonable and documented fees and expenses of counsel retained by the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Section 11.10 (Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial) of the Credit Agreement is hereby incorporated herein mutatis mutandis, as if a part hereof.

[Signature Pages Follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

FRONTIER COMMUNICATIONS CORPORATION, as the Borrower

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: EVP, Chief Legal Officer and Secretary

FRONTIER SOUTHWEST INCORPORATED, as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

FRONTIER FLORIDA LLC, as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

FRONTIER COMMUNICATIONS NORTHWEST INC., as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

CITIZENS TELECOMMUNICATIONS COMPANY OF MINNESOTA, LLC, as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

FRONTIER COMMUNICATIONS OF MINNESOTA, INC., as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

FRONTIER COMMUNICATIONS OF IOWA, LLC, as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

CITIZENS TELECOMMUNICATIONS COMPANY OF TENNESSEE L.L.C., as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

CITIZENS TELECOMMUNICATIONS COMPANY OF UTAH, as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

FRONTIER COMMUNICATIONS OF WISCONSIN LLC, as a Guarantor

By: /s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: VP, Chief Legal Officer and Secretary

COBANK, ACB, as Administrative Agent and
as a Lender

By:	/s/ Gary Franke
Name: Gary Franke
Title: Managing Director

SCHEDULE A

GUARANTORS

1.	FRONTIER SOUTHWEST INCORPORATED

2.	FRONTIER FLORIDA LLC

3.	FRONTIER COMMUNICATIONS NORTHWEST INC.

4.	CITIZENS TELECOMMUNICATIONS COMPANY OF MINNESOTA, LLC

5.	FRONTIER COMMUNICATIONS OF MINNESOTA, INC.

6.	FRONTIER COMMUNICATIONS OF IOWA, LLC

7.	CITIZENS TELECOMMUNICATIONS COMPANY OF TENNESSEE L.L.C.

8.	CITIZENS TELECOMMUNICATIONS COMPANY OF UTAH

9.	FRONTIER COMMUNICATIONS OF WISCONSIN LLC

SCHEDULE B

PLEDGED SUBSIDIARIES

1.	Citizens Telecommunications Company of California Inc., a California corporation

2.	Frontier Southwest Incorporated, a Delaware corporation

3.	Frontier Florida LLC, a Florida limited liability company

4.	Citizens Telecommunications Company of Idaho, a Delaware corporation

5.	Citizens Telecommunications Company of Illinois, an Illinois corporation

6.	Frontier Communications of Iowa, LLC, an Iowa limited liability company

7.	Citizens Telecommunications Company of Tennessee L.L.C., a Delaware limited liability company

8.	Citizens Telecommunications Company of Utah, a Delaware corporation

9.	Frontier Communications of Wisconsin LLC, a Wisconsin limited liability company

10.	The Southern New England Telephone Company, a Connecticut corporation

11.	Newco West Holdings LLC, a Delaware limited liability company

12.	Frontier Communications ILEC Holdings LLC, a Delaware limited liability company

13.	Citizens NEWTEL, LLC, a Delaware limited liability company

14.	Commonwealth Telephone Enterprises, LLC, a Delaware limited liability company

15.	Frontier Subsidiary Telco LLC, a Delaware limited liability company